                                                                    EXHIBIT 99.1


          Agreement Regarding Disclosure of Long-Term Debt Instruments

         In reliance upon Item 601(b)(4)(iii)(A), of Regulation S-K, AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership") has not filed as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2001, any instrument with respect to long-term debt not being registered when the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Partnership and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)(4)(iii)(A), of Regulation S-K, the Partnership hereby agrees to furnish a copy of any such agreement to the Securities Exchange Commission upon request.


                                        AIMCO PROPERTIES, L.P.

                                        By: AIMCO-GP, Inc.
                                            its General Partner

                                        By: /s/ PETER KOMPANIEZ
                                            ------------------------------
                                            Peter Kompaniez
                                            President